PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES, INC.

I hereby appoint Steve Bechman and Jeffrey L. Goben, and each of them, my proxies, with power of substitution and revocation, to vote all Common Shares of Heartland Bancshares, Inc. that I am entitled to vote at the Annual Meeting of Shareholders to be held at Hillview Country Club, 1800 E. King Street, Franklin, Indiana 46131, on Monday, April 24, 2000, at 6:30 p.m., local time, and any adjournments thereof, as provided herein:

1.    ELECTION OF DIRECTORS

|_| FOR all nominees listed below to serve until the Annual Meeting of Shareholders in the year 2003 as set forth in the Proxy Statement dated March 27, 2000 (except as marked to the contrary below-see "Instructions"):

                        Sharon Acton

                        Jeffrey L. Goben

                        John Norton

|_|   WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided.)___________________________

                        (To Be Completed on Reverse Side)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1.

SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED: ________________


                                                 Signature or Signatures

                                                 (Please  sign  exactly  as your
                                                 name appears on this proxy.  If
                                                 shares  are  issued in the name
                                                 of two  or  more  persons,  all
                                                 such   persons   should   sign.
                                                 Trustees,  executors and others
                                                 signing  in  a   representative
                                                 capacity  should  indicate  the
                                                 capacity in which they sign.)